EXHIBIT 21.1
MEDCATH CORPORATION SUBSIDIARIES

Name	Jurisdiction of Organization/Incorporation
AHH Management, Inc.	North Carolina
Arizona Heart Hospital, LLC	Arizona
Austin MOB, Inc.	North Carolina
Blue Ridge Cardiology Services, LLC	North Carolina
Central New Jersey Heart Services, LLC	Delaware
Central Park Medical Office Building, LP	Texas
Center for Cardiac Sleep Medicine, LLC	North Carolina
Coastal Carolina Heart, LLC	North Carolina
Colorado Springs Cardiology Services, LLC	Colorado
DTO Management, Inc.	North Carolina
Greensboro Heart Center, LLC	North Carolina
HHBF, Inc.	North Carolina
Harlingen Hospital Management, Inc.	North Carolina
Harlingen Medical Center, LP	North Carolina
Harlingen Partnership Holdings, Inc.	Arizona
Heart Hospital of BK, LLC	North Carolina
DHH Hospital Co., LLC	North Carolina
Heart Hospital IV, L.P.	Texas
Heart Hospital of New Mexico, LLC	New Mexico
Heart Hospital of San Antonio, LP	Texas
Heart Hospital of South Dakota, LLC	North Carolina
HHL Company, LLC (formerly Heart Hospital of Lafayette, LLC)	Delaware
HMC Management Company, LLC	North Carolina
HMC Realty, LLC	Texas
Hospital Management IV, Inc.	North Carolina
Hualapai Mountain Medical Center, LLC	Delaware
Hualapai Mountain Medical Center Management, LLC	North Carolina
Illinois Cardiovascular Services Management, Inc. (Dissolved 9/30/09)	North Carolina
Interim Diagnostics Solutions, LLC	Delaware
Lafayette Hospital Management, Inc.	North Carolina
LMCHH PCP, LLC	North Carolina
Louisiana Medical Center and Heart Hospital, LLC	North Carolina
Louisiana Heart Hospital Profession Fee, LLC	Louisiana
Louisiana Hospital Management, LLC	North Carolina
MedCath of Arkansas, LLC	North Carolina
MedCath Consulting & Management, Inc.	Arizona
MedCath Partners, LLC	North Carolina
MedCath Finance Company, LLC	North Carolina
MedCath Holdings Corp.	Delaware
MedCath Incorporated	North Carolina
MedCath of Little Rock, L.L.C.	North Carolina
MedCath of McAllen, L.P.	North Carolina
MedCath of New Jersey Cardiac Testing Centers, LP	North Carolina
MedCath of Texas, Inc.	North Carolina
MedCath Staffing, LLC	North Carolina

Name	Jurisdiction of Organization/Incorporation
Metuchen Nuclear Management, LLC (Dissolved 9/30/09)	Delaware
Milwaukee Hospital Management, Inc. (Dissolved 12/28/08)	North Carolina
Montana Hospital Management, Inc. (Dissolved 9/30/09)	North Carolina
NM Hospital Management, LLC	North Carolina
Picayune PCP, LLC	North Carolina
San Antonio Hospital Management, Inc.	North Carolina
San Antonio Holdings, Inc.	Arizona
Sioux Falls Hospital Management, Inc.	North Carolina
Southwest Arizona Heart and Vascular Center, LLC	Delware
Sun City Cardiac Center Associates, LLP	Arizona
Tri County Heart New Jersey, LLC	Delaware
Venture Holdings, Inc.	Arizona
Wilmington Heart Services, LLC	Delaware